UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 3, 2015

DSG GLOBAL INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53988	26-1134956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 - 5455 152nd Street
Surrey, British Columbia V3S 5A5
Canada
(Address of Principal Executive Offices)

(877) 589-8806
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On August 3, 2015, we dismissed Harris & Gillespie CPA’s PLLC (“Harris”) as DSG Global Inc.’s independent registered public accounting firm.  The decision to dismiss Harris was approved by our board of directors.

The audit report of Harris on our financial statements as of September 30, 2014 and 2013 and for the fiscal years then ended, and for the period from September 24, 2007 (inception) to September 30, 2014, did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles, except the audit report did contain an explanatory paragraph related to our ability to continue as a going concern.

In connection with the audit of our financial statements for the fiscal years ended September 30, 2014 and 2013, and for the subsequent interim period through the date of this Current Report on Form 8-K, there were: (i) no disagreements between us and Harris on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Harris, would have caused Harris to make reference to the subject matter of the disagreements in its report on our financial statements for such fiscal years; and (ii) no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided Harris with a copy of the disclosures in this Current Report on Form 8-K and requested that Harris furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Harris agrees with our statements in this Item 4.01.  In response to our letter, we were advised by a former principal at Harris that the Harris firm had been dissolved and, as a result, we do not expect that Harris will respond to our request as to whether the firm agrees with our statements in this Item 4.01.  If we do receive a response from Harris or its representatives or former principals, we will file the response as Exhibit 16.1 to an amendment to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

Our board of directors approved the appointment of Lichter, Yu and Associates (“Lichter”), the accountant for DSG Global’s subsidiary, DSG TAG Systems Inc., as our new independent registered public accounting firm, and we formally engaged Lichter as our independent registered public accounting firm on August 3, 2015.

During our two most recent fiscal years ended September 30, 2014 and 2013 and through August 3, 2015, neither we nor anyone on our behalf consulted with Lichter with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Lichter did not provide either a written report or oral advice to us that Lichter concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2015	DSG Global Inc.

By:	/s/ Robert Silzer
Robert Silzer
President and Chief Executive Officer